Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

WORLD FUEL SERVICES CORPORATION DECLARES REGULAR
QUARTERLY CASH DIVIDEND

MIAMI, FL – November 30, 2018 -- World Fuel Services Corporation (NYSE:INT) announced today that its board of directors has declared a quarterly cash dividend of $0.06 per share payable on January 7, 2019 to shareholders of record on December 14, 2018.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

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